LAW OFFICES
STRADLEY, RONON, STEVENS & YOUNG                   1300 TWO GIRARD PLAZA
                                              BROAD STREET & SOUTH PENN SQUARE
                                                  PHILADELPHIA, PA 19102
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 [LIST OF ASSOCIATED ATTORNEYS]                      215 LOcust 9-3800
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                                                  CABLE ADDRESS:"LEXMEN"
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                                                      TELEX: 83-4699


                                      MARCH 2, 1971

Eagle Growth Shares, Inc.
110 Wall Street
New York, New York 10005

Gentlemen:

     At your request, we have reviewed the Articles of Incorporation of Eagle Growth Shares, Inc. and other corporate records relative to the proposed issuance and sale by Eagle Growth Shares, Inc. of 2,000,000 shares of its authorized Common Stock of a par value of $.10 per share.

     It is our opinion that Eagle Growth Shares, Inc. is a validly organized and subsisting corporation under the laws of the State of Maryland, that it is legally authorized to issue up to 10,000,000 shares of its Common Stock, par value $.10 per share, at a price calculated in accordance with the requirements of the By-Laws of the corporation when such shares are properly registered under applicable Federal and State Securities Laws. We also have reviewed the Management Contract with Fahnestock Advisory Corporation, the Research and Administrative Services Agreement between Fahnestock Advisory Corporation and Fahnestock & Co., which was approved by the corporation, the Purchase Contract between the corporation and Universal Programs, Inc., the Custodian Agreement with The Bank of New York, the Notification of Registration on Form N-8A, as amended to date, and the Registration Statement on Form N-8b-1, as amended to date, under the Investment Company Act of 1940, as amended, and the Registration Statement on Form S-5, as amended to date, filed under the Securities Act of 1933, as amended.

Eagle Growth Shares, Inc.
Page Two
March 2, 1971

     We are of the opinion that, upon the filing and effectiveness of the registration statements referred to above relating respectively to Eagle Growth Shares, Inc. and to 2,000,000 authorized shares of Eagle Growth Shares, Inc., Eagle Growth Shares, Inc. may lawfully solicit or cause to be solicited in those jurisdictions where such sale has been authorized by proper registration, purchase orders for the issue of such 2,000,000 shares for a cash consideration as described in the prospectus which is filed as Part I of the Registration Statement, as amended, under the Securities Act of 1933, as amended, and in the By-laws of the corporation. It is further our opinion that the said 2,000,000 shares will be lawfully issued, full paid, and non-assessable shares of Eagle Growth Shares, Inc. in accordance with the conditions set forth in the said prospectus.

     We consent to the inclusion of this opinion as an exhibit to the amendment to the Registration Statement to be filed concurrently herewith with the United States Securities and Exchange Commission under the Securities Act of 1933, and to the applications and registration statements filed in accordance with the various Securities Laws of several states in which the shares of Eagle Growth Shares, Inc. are to be offered for sale, and we further consent to the reference in the prospectus of Eagle Growth Shares, Inc. to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                            Very truly yours,

                                            STRADLEY, RONON, STEVENS & YOUNG


                                            By /s/ Martin V. Miller
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/mms